Exhibit 10.3

AMENDMENT TO EMPLOYMENT LETTER AGREEMENT

THIS AMENDMENT (the “Amendment”) to the Employment Letter Agreement between CELLADON CORPORATION, a Delaware Corporation (the “Company”) and ANDREW JACKSON, an individual (the “Employee”) dated February 28, 2014, as amended on May 27th (the “Agreement”), is made effective as of the 29th day of May, 2015.

WHEREAS, Company and Employee desire to amend the Agreement as set forth below;

NOW THEREFORE, in consideration of the foregoing premises and the covenants and promises contained in the Agreement as amended hereby, the Parties, intending to be bound, hereby agree that the following sections of the Agreement shall be amended as follows:

1.	The first paragraph of Section 1 is hereby deleted and replaced with the following:

“You will be employed as the Company’s Chief Financial Officer, and you will report to the Chief Executive Officer of the Company. You shall perform the duties of such position as are customary, as specified in the Bylaws of the Company, and as may be required by the Chief Executive Officer of the Company or the Board of Directors of the Company (or any authorized committee thereof) (the “Board”).

2.	The first sentence of Section 2 is hereby deleted and replaced with the following:

“Your base salary will be paid at the rate of $18,333.33 per month (an annual rate of $220,000.00), less payroll and withholdings.”

3.	The first two sentences of Section 3 are hereby deleted and replaced with the following:

“As Chief Financial Officer, you will be eligible to earn an annual performance bonus pursuant to the Company’s annual incentive bonus plan, with the target amount of such bonus equal to 25% of your annual base salary.”

All other terms and conditions of the Agreement shall remain unchanged and in full force and effect. All initially capitalized terms not defined herein shall have the same meaning given to such terms in the Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their authorized representatives effective as of the date set forth above.

ACCEPTED AND AGREED TO FOR:

CELLADON CORPORATION		ANDREW C. JACKSON
“Company”		“Employee”

By:	/s/ Paul Cleveland	By: /s/ Andrew C. Jackson
Name:	Paul Cleveland	Name: Andrew C. Jackson
Title:	President & CEO